Exhibit 99.1

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

PREIT Reports Fourth Quarter and Full Year 2012 Results

Philadelphia, PA, February 25, 2013 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the fourth quarter and full year ended December 31, 2012.

“In 2012, we transformed PREIT, delivering a stronger balance sheet, improved operating metrics, a higher quality portfolio and outstanding returns to our shareholders,” said Joseph F. Coradino, Chief Executive Officer. “We enter 2013 a stronger Company, and based on improvements in our operating performance, we increased our dividend by 12.5%.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO related to a provision for employee separation expense, accelerated amortization of deferred financing costs and the loss on hedge ineffectiveness for the fourth quarter and full year 2012:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2012	2011	2012	2011
FFO	$29.7	$36.0	$95.6	$105.6
Provision for employee separation expense	3.7	—	9.4	—
Accelerated amortization of deferred financing costs	0.7	—	0.7	—
Loss on hedge ineffectiveness	1.2	—	1.2	—

FFO, as adjusted	$35.2	$36.0	$106.9	$105.6

	Fourth Quarter		Full Year
Per Diluted Share and OP Unit	2012	2011	2012	2011
FFO	$0.51	$0.63	$1.63	$1.84

FFO, as adjusted	$0.60	$0.63	$1.83	$1.84

Same store NOI excluding lease termination revenue for the quarter ended December 31, 2012 was $76.5 million, compared to $75.1 million for the quarter ended December 31, 2011. Lease termination revenue for the quarters ended December 31, 2012 and December 31, 2011 was $0.1 million and $0.9 million, respectively. Same store NOI excluding lease termination revenue for the year ended December 31, 2012 was $268.7 million, compared to $264.6 million for the year ended December 31, 2011. Lease termination revenue for the years ended December 31, 2012 and December 31, 2011 was $1.8 million and $1.2 million, respectively. Same store results represent results of retail properties owned for the full periods presented, excluding properties acquired or disposed of or classified as held for sale. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net Operating Income (“NOI”) for the quarter ended December 31, 2012 was $80.5 million, including discontinued operations, compared to $80.7 million for the quarter ended December 31, 2011. NOI for the year ended December 31, 2012 was $285.4 million, including discontinued operations, compared to $282.4 million for the year ended December 31, 2011.

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Net loss attributable to PREIT common shareholders (“net loss”) was $10.4 million, or $0.19 per diluted share, for the quarter ended December 31, 2012, compared to a net loss of $0.6 million, or $0.01 per diluted share, for the quarter ended December 31, 2011. Net loss for the year ended December 31, 2012 was $48.8 million, or $0.89 per diluted share, compared to a net loss of $90.2 million, or $1.66 per diluted share, for the year ended December 31, 2011.

Primary Factors Affecting Financial Results

Results for the quarter ended December 31, 2012 reflect:

•	A $3.7 million provision for employee separation expense;

•	A $3.8 million impairment charge related to the sale of Phillipsburg Mall;

•	Series A and Series B preferred share dividends of $3.8 million following the issuance of such shares in April and October 2012, respectively, and the dilutive effects of such issuances;

•	A $1.2 million loss on hedge ineffectiveness and accelerated amortization of $0.7 million of deferred financing costs related to the anticipated or early repayment of debt.

Results for the year ended December 31, 2012 included:

•	$9.4 million in aggregate employee separation expense in connection with separations or contract modification of executive officers and others;

•	Series A and Series B preferred share dividends of an aggregate $8.0 million following the issuance of such shares in April and October 2012, respectively, and the dilutive effects of such issuances;

•	A decrease of $7.9 million in interest expense resulting from lower overall debt balances (from repayments following issuances of preferred shares) and lower weighted average interest rates; and

•	An increase of $3.0 million in net operating income.

Results for the year ended December 31, 2011 included:

•	Impairment charges of $52.3 million, including $28.0 million related to Phillipsburg Mall in Phillipsburg, New Jersey and $24.1 million related to North Hanover Mall in Hanover, Pennsylvania;

•	$1.6 million of gains on sales of real estate, of which $0.9 million is included in FFO; and

•	$1.5 million in other income from a bankruptcy settlement related to the Valley View Downs development in western Pennsylvania.

Financing Activities

In October 2012, the Company issued 3.45 million 7.375% Series B preferred shares (NYSE: PEIPrB), and received net proceeds of approximately $83.3 million. The Company used $58.0 million to permanently reduce borrowings under the 2010 Term Loan and $15.0 million of the net proceeds to repay the then-outstanding amount under the Revolving Facility. In connection with this repayment, we obtained the release of security interests in three properties.

In December 2012, because our ratio of Total Liabilities to Gross Asset Value had been less than 65% for two consecutive fiscal quarters, we were able to exercise an Optional Amendment under the 2010 Credit Facility to amend certain financial covenants in order to reduce the applicable marginal interest rates. The terms have been revised to, among other things, (i) decrease the range of interest rates to between 2.0% and 3.0% per annum over LIBOR depending on our leverage, resulting in a reduction of 50 basis points in the rate that is currently applicable, (ii) decrease the maximum permitted ratio of Total Liabilities to Gross Asset Value from 70% to 65%, and (iii) increase the minimum ratio of Adjusted EBITDA to Fixed

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Charges to 1.40:1.

In February 2013, we refinanced the mortgages on Viewmont Mall, Lycoming Mall and Francis Scott Key Mall in the aggregate amount of $146.1 million at an average rate of 3.91% over terms of five years. These new loans generated excess proceeds of approximately $9.7 million and reduced applicable interest rates by 172 basis points, after giving effect to interest rate swaps and forwards entered into in connection with these loans.

Asset Dispositions

In January 2013, we sold our interests in Paxton Towne Centre, Harrisburg, Pennsylvania, for $76.8 million in cash. We used a portion of the proceeds to repay a $50.0 million mortgage loan secured by the property, and the remaining cash proceeds for debt reduction and general corporate purposes. We remain subject to some contingent obligations of up to $3.3 million. We expect to recognize a gain on sale from this transaction of approximately $32.7 million, net of our contingent obligations, in the quarter ending March 31, 2013.

In January 2013, we sold Phillipsburg Mall in Phillipsburg, New Jersey for $11.5 million in cash. In connection with this sale, we used the proceeds, together with approximately $4.5 million of our cash, to pay the release price of this property, which secured a portion of the 2010 Credit Facility.

In February 2013, we sold Orlando Fashion Square in Orlando, Florida for $35.0 million in cash. In connection with this sale, we used the proceeds and a nominal amount of cash to pay the release price of this property, which secured a portion of the 2010 Credit Facility. We expect to recognize a gain on sale from this transaction of approximately $0.6 million in the quarter ending March 31, 2013.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s same store retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	December 31, 2012	December 31, 2011
Sales per square foot (1)	$378	$370

(1)

Includes enclosed malls in the Company’s portfolio as of the respective dates, excluding held for sale malls. Including such malls, sales per square foot were $372 and $365 on December 31, 2012 and 2011, respectively. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	December 31, 2012	December 31, 2011
Same Store Malls:
Total including anchors	94.3%	93.1%
Total excluding anchors	91.7%	90.3%
Same Store Power and Strip Centers:
Total including anchors	94.0%	92.1%
Total excluding anchors	91.9%	92.9%
Held for Sale Properties:
Total including anchors	92.3%	93.1%
Total excluding anchors	84.1%	85.8%
Aggregate Total Occupancy:

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Total including anchors	94.1%	93.0%
Total excluding anchors	91.1%	90.2%

2013 Outlook

The Company estimates that net loss and FFO per diluted share will be as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO, as adjusted	$1.95	$2.05
Provision for employee separation expenses	(0.03)	(0.03)
Accelerated amortization of deferred financing costs	(0.01)	(0.01)

FFO	$1.91	$2.01
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.42)	(2.45)

Net loss attributable to PREIT common shareholders	$(0.51)	$(0.44)

Our 2013 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our guidance incorporates the following assumptions, among others:

•	2013 same store NOI growth in the range of 1.5% to 3.0%, excluding lease termination revenue;

•	Lease termination revenue of $1.5 million to $2.0 million;

•

$2.0 million of executive separation costs in the first two quarters of 2013 and $0.8 million of accelerated amortization of deferred financing costs in the first quarter relating to the permanent reduction in the term loan using proceeds from the non-core asset sales;

•	A decrease in general and administrative expenses of approximately 3%;

•	Interest rates on new and amended loans will be based on market spreads over the current forward rates for LIBOR and 10-year U.S. Treasury Bonds;

•	Recurring capital expenditures and redevelopment capital expenditures will both be in the range of $35 to $45 million;

•

Aside from the completed 2013 sales of Paxton Towne Centre, Phillipsburg Mall and Orlando Fashion Square, and the pending sale of Christiana Center, our guidance does not contemplate any other material property dispositions or acquisitions; and

•	Our guidance does not assume any capital market transactions, other than mortgage refinancings in the ordinary course of business.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on February 26, 2013, to review the Company’s fourth quarter results and future outlook. To listen to the call, please dial (877) 941-1427 (domestic) or (480) 629-9664 (international), at least five minutes before the scheduled start time, and provide conference ID number 4589189. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

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For interested individuals unable to join the conference call, a replay of the call will be available through March 12, 2013 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4589189). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio of 46 properties comprises 36 shopping malls, seven community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 31.0 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company’s website can be found at www.preit.com.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income excluding gains and losses on sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of Company performance over time, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. FFO is a commonly used measure of operating performance and profitability among REITs, and we use FFO and FFO per diluted share and OP Unit as supplemental non-GAAP measures to compare our performance for different periods to that of our industry peers.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and year ended December 31, 2012 and 2011 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and loss on hedge ineffectiveness, which had a significant effect

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on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint

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ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
REVENUE:
Real estate revenue:
Base rent	$74,426	$73,068	$276,524	$271,314
Expense reimbursements	29,716	30,716	121,108	125,250
Percentage rent	3,615	3,906	5,714	6,368
Lease termination revenue	62	917	1,760	1,091
Other real estate revenue	6,667	6,651	16,542	16,268

Real estate revenue	114,486	115,258	421,648	420,291
Other income	1,280	1,004	5,534	6,712

Total revenue	115,766	116,262	427,182	427,003

EXPENSES:
Property operating expenses:
CAM and real estate tax	(34,318)	(33,824)	(135,049)	(133,850)
Utilities	(4,674)	(5,578)	(22,198)	(24,265)
Other	(5,694)	(6,860)	(20,677)	(22,611)

Total operating expenses	(44,686)	(46,262)	(177,924)	(180,726)

Depreciation and amortization	(33,894)	(32,345)	(129,459)	(129,704)
Other expenses:
General and administrative expenses	(8,720)	(10,390)	(37,538)	(38,901)
Provision for employee separation expenses	(3,683)	—	(9,437)	—
Impairment of assets	—	—	—	(24,359)
Project costs and other expenses	(1,159)	(532)	(1,936)	(964)

Total other expenses	(13,562)	(10,922)	(48,911)	(64,224)

Interest expense, net	(30,587)	(30,885)	(122,118)	(127,148)

Total expenses	(122,729)	(120,414)	(478,412)	(501,802)

Loss before equity in income of partnerships	(6,963)	(4,152)	(51,230)	(74,799)
Equity in income of partnerships	2,229	2,021	8,338	6,635
Gains on sales of real estate	—	140	—	1,590

Net loss from continuing operations	(4,734)	(1,991)	(42,892)	(66,574)
Discontinued operations:
Operating results from discontinued operations	720	1,411	3,200	616
Impairment of assets of discontinued operations	(3,805)	—	(3,805)	(27,977)
Gains on sales of discontinued operations	947	—	947	—

(Loss) income from discontinued operations	(2,138)	1,411	342	(27,361)
Net loss	(6,872)	(580)	(42,550)	(93,935)
Less: net loss attributed to noncontrolling interest	273	23	1,713	3,774

Net loss attributable to Pennsylvania Real Estate Investment Trust	(6,599)	(557)	(40,837)	(90,161)
Less: preferred share dividends	(3,768)	—	(7,984)	—

Net loss attributable to Pennsylvania Real Estate Investment Trust common shareholders	$(10,367)	$(557)	$(48,821)	$(90,161)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.19)	$(0.01)	$(0.89)	$(1.66)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.19)	$(0.01)	$(0.89)	$(1.66)
Weighted average number of shares outstanding for diluted EPS	55,247	54,717	55,122	54,639

(1)

For the three and twelve month periods ended December 31, 2012 and 2011, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE LOSS

	Quarter Ended		Year Ended
(In thousands)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net loss	$(6,872)	$(580)	$(42,550)	$(93,935)
Unrealized gain on derivatives	4,063	3,410	11,370	6,118
Other	1,622	344	2,419	24

Total comprehensive loss	(1,187)	3,174	(28,761)	(87,793)

Less: Comprehensive income attributable to nonconroling interest	43	(129)	1,156	3,526

Comprehensive loss attributable to Pennsylvania Real Estate Investment Trust	$(1,144)	$3,045	$(27,605)	$(84,267)

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RECONCILIATION OF NOI AND FFO TO NET LOSS

	Quarter Ended December 31, 2012				Quarter Ended December 31, 2011
	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$114,486	$9,910	$7,140	$131,536	$115,258	$9,975	$7,874	$133,107
Operating expenses	(44,686)	(3,013)	(3,315)	(51,014)	(46,262)	(2,917)	(3,213)	(52,392)

NET OPERATING INCOME	69,800	6,897	3,825	80,522	68,996	7,058	4,661	80,715
General and administrative expenses	(8,720)	—	—	(8,720)	(10,390)	—	—	(10,390)
Provision for employee separation expenses	(3,683)	—		(3,683)	—	—	—	—
Other income	1,280	—	—	1,280	1,004	—	—	1,004
Project costs and other expenses	(1,159)		—	(1,159)	(532)	—	—	(532)
Interest expense, net	(30,587)	(2,809)	(1,171)	(34,567)	(30,885)	(2,828)	(970)	(34,683)
Gains on sales of non-operating real estate	—	—	—	—	140	—	—	140
Depreciation on non real estate assets	(220)	—	—	(220)	(228)	—	—	(228)
Preferred share dividends	(3,768)	—		(3,768)	—	—	—	—

FUNDS FROM OPERATIONS	22,943	4,088	2,654	29,685	28,105	4,230	3,691	36,026
Depreciation on real estate assets	(33,674)	(1,859)	(1,934)	(37,467)	(32,117)	(2,209)	(2,280)	(36,606)
Equity in income of partnerships	2,229	(2,229)	—	—	2,021	(2,021)	—	—
Operating results from discontinued operations	720	—	(720)	—	1,411	—	(1,411)	—
Impairment of assets of discontinued operations	(3,805)	—		(3,805)	—	—	—	—
Gain on sales of discontinued operations	947	—	—	947	—		—	—
Preferred share dividends	3,768	—	—	3,768	—	—	—	—

Net Loss	$(6,872)	$—	$—	$(6,872)	$(580)	$—	$—	$(580)

(1) Total includes the non-cash effect of straight-line rent of $938 and $186 for the quarters ended December 31, 2012 and 2011, respectively.
Weighted average number of shares outstanding				55,247				54,717
Weighted average effect of full conversion of OP Units				2,301				2,329
Effect of common share equivalents				1,149				369

Total weighted average shares outstanding, including OP Units				58,697				57,415

FUNDS FROM OPERATIONS				$29,685				$36,026
Provision for employee separation expenses				3,683				—
Accelerated amortization of deferred financing costs				690				—
Loss on hedge ineffectiveness				1,162				—

FUNDS FROM OPERATIONS AS ADJUSTED				$35,220				$36,026

Accelerated amortization of deferred financing costs
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.51				$0.63

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.60				$0.63

SAME STORE RECONCILIATION

	Quarter Ended December 31,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$123,863	$124,743	$7,673	$8,364	$131,536	$133,107
Operating expenses	(47,284)	(48,752)	(3,730)	(3,640)	(51,014)	(52,392)

NET OPERATING INCOME (NOI)	$76,579	$75,991	$3,943	$4,724	$80,522	$80,715

Less: Lease termination revenue	78	941	—	80	78	1,021

NOI - EXCLUDING LEASE TERMINATION REVENUE	$76,501	$75,050	$3,943	$4,644	$80,444	$79,694

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RECONCILIATION OF NOI AND FFO TO NET LOSS

	Year Ended December 31, 2012				Year Ended December 31, 2011
	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$421,648	$38,471	$27,339	$487,458	$420,291	$37,834	$29,557	$487,682
Operating expenses	(177,924)	(11,477)	(12,674)	(202,075)	(180,726)	(11,455)	(13,107)	(205,288)

NET OPERATING INCOME	243,724	26,994	14,665	285,383	239,565	26,379	16,450	282,394
General and administrative expenses	(37,538)	—	—	(37,538)	(38,901)	—	—	(38,901)
Provision for employee separation expenses	(9,437)	—	—	(9,437)	—	—		—
Other income	5,534	—	—	5,534	6,712	—	—	6,712
Project costs and other expenses	(1,936)	(2)	—	(1,938)	(964)	—	—	(964)
Interest expense, net	(122,118)	(11,258)	(4,202)	(137,578)	(127,148)	(11,341)	(5,108)	(143,597)
Gains on sales of non-operating real estate	—	—	—	—	850	—	—	850
Depreciation on non real estate assets	(825)	—	—	(825)	(909)	—	—	(909)
Preferred share dividends	(7,984)	—	—	(7,984)	—	—	—	—

FUNDS FROM OPERATIONS	69,420	15,734	10,463	95,617	79,205	15,038	11,342	105,585
Gains on sales of real estate	—	—	—	—	740	—	—	740
Depreciation on real estate assets	(128,634)	(7,396)	(7,263)	(143,293)	(128,795)	(8,403)	(10,726)	(147,924)
Impairment of assets	—	—	—	—	(24,359)	—	—	(24,359)
Equity in income of partnerships	8,338	(8,338)	—	—	6,635	(6,635)	—	—
Operating results from discontinued operations	3,200		(3,200)	—	616		(616)	—
Impairment of assets of discontinued operations	(3,805)	—	—	(3,805)	(27,977)	—	—	(27,977)
Gain on sales of discontinued operations	947	—	—	947	—	—	—	—
Preferred share dividends	7,984	—	—	7,984	—	—		—

Net Loss	$(42,550)	$—	$—	$(42,550)	$(93,935)	$—	$—	$(93,935)

(1) Total includes the non-cash effect of straight-line rent of $2,171 and $98 for the years ended December 31, 2012 and 2011, respectively.

Weighted average number of shares outstanding				55,122				54,639
Weighted average effect of full conversion of OP Units				2,310				2,329
Effect of common share equivalents				1,131				502

Total weighted average shares outstanding, including OP Units				58,563				57,470

FUNDS FROM OPERATIONS				$95,617				$105,585
Provision for employee separation expenses				9,437				—
Accelerated amortization of deferred financing costs				690				—
Loss on hedge ineffectiveness				1,162				—

FUNDS FROM OPERATIONS AS ADJUSTED				$106,906				$105,585

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$1.63				$1.84

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$1.83				$1.84

SAME STORE RECONCILIATION

	Year Ended December 31,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$458,135	$456,224	$29,323	$31,458	$487,458	$487,682
Operating expenses	(187,629)	(190,429)	(14,446)	(14,859)	(202,075)	(205,288)

NET OPERATING INCOME (NOI)	$270,506	$265,795	$14,877	$16,599	$285,383	$282,394

Less: Lease termination revenue	1,834	1,168	68	769	1,902	1,937

NOI - EXCLUDING LEASE TERMINATION REVENUE	$268,672	$264,627	$14,809	$15,830	$283,481	$280,457

PREIT / 11

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,395,681	$3,470,167
Construction in progress	68,619	91,538
Land held for development	13,240	15,292

Total investments in real estate	3,477,540	3,576,997
Accumulated depreciation	(907,928)	(844,010)

Net investments in real estate	2,569,612	2,732,987

INVESTMENTS IN PARTNERSHIPS, at equity:	14,855	16,009

OTHER ASSETS:
Cash and cash equivalents	33,990	21,798
Tenant and other receivables (net of allowance for doubtful accounts of $14,042 and $17,930 at December 31, 2012 and 2011, respectively)	38,473	39,832
Intangible assets (net of accumulated amortization of $14,940 and $51,625 at December 31, 2012 and 2011, respectively)	8,673	9,921
Deferred costs and other assets, net	97,399	89,707
Assets held for sale	114,622	—

Total assets	$2,877,624	$2,910,254

LIABILITIES:
Mortgage loans (including debt premium of $282 at December 31, 2011)	$1,718,052	$1,691,381
Exchangeable Notes (net of debt discount of $849 at December 31, 2011)	—	136,051
Term loans	182,000	240,000
Revolving facility	—	95,000
Tenants’ deposits and deferred rent	14,862	13,278
Distributions in excess of partnership investments	64,874	64,938
Fair value of derivative liabilities	9,742	21,112
Liabilities on assets held for sale	102,417	—
Accrued expenses and other liabilities	72,448	60,456

Total liabilities	2,164,395	2,322,216

EQUITY:	713,229	588,038

Total liabilities and equity	$2,877,624	$2,910,254

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